UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 31, 2012

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Executive Officer

On July 31, 2012, Electronic Arts Inc. (“EA”) issued a press release in which it announced that Blake Jorgensen has been appointed Executive Vice President, Chief Financial Officer with responsibility for EA’s global financial operations. Mr. Jorgensen is expected to start at EA in early September 2012.

Mr. Jorgensen, age 52, has served as Executive Vice President and Chief Financial Officer for Levi Strauss & Co. since July 2009. Prior to joining Levi Strauss & Co., Mr. Jorgensen was Chief Financial Officer of Yahoo! Inc., from June 2007 to June 2009. Prior to joining Yahoo! Inc., Mr. Jorgensen was the Chief Operating Officer and Co-Director of Investment Banking at Thomas Weisel Partners, which he co-founded in 1998.

A copy of the press release is attached hereto as Exhibit 99.1.

Compensatory Arrangements with Mr. Jorgensen

A copy of the letter of employment with Mr. Jorgensen (the “Offer Letter”) is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The following summary of the Offer Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.

The material terms of the Offer Letter are as follows:

•	Mr. Jorgensen’s annual base salary will be $650,000 and his discretionary target bonus percentage will be 100% of his annual base salary.

•

EA has agreed to pay Mr. Jorgensen a one-time bonus of $350,000 (minus applicable taxes) at the time of hire, which is earned at the completion of Mr. Jorgensen’s second year of employment. If Mr. Jorgensen voluntarily leaves his employment with EA or is terminated for any reason other than a reduction in force that eliminates his job position (a) prior to the one-year anniversary of his date of hire, he has agreed to repay EA the full amount of the bonus, or (b) on or after the one-year anniversary of his hire date and prior to the second anniversary of his hire date, he has agreed to pay EA an amount equal to a pro-rata portion (days remaining in the two year period / 730 days) of the bonus.

•

EA has agreed to grant Mr. Jorgensen 200,000 restricted stock units in accordance with EA’s 2000 Equity Incentive Plan, which vest as to 25% of the shares on each of the first, second, third and fourth anniversaries of the original grant date.

In accordance with EA’s standard equity grant policies, Mr. Jorgensen’s restricted stock units will be granted on the first regularly scheduled grant date on or after he commences employment with EA (i.e. the 16th of the month on or following the date on which he commences employment with EA, or the first NASDAQ trading day thereafter). Mr. Jorgensen will also participate in the compensation and benefits programs generally available to EA’s executive officers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated July 25, 2012.

99.1	Press release dated July 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: July 31, 2012	By:	/s/ Stephen G. Bené
Stephen G. Bené Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Offer Letter dated July 25, 2012.

99.1	Press release dated July 31, 2012.